EXHIBIT 99(b)
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                    INCENTIVE STOCK OPTION CONTRACT UNDER THE
                             1998 STOCK OPTION PLAN
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                  INCENTIVE STOCK OPTION  CONTRACT  entered into as of ________,
1999, between IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and [EMPLOYEE NAME] (the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          1. The Company, in accordance with the allotment made by the Administrators and subject to the terms and conditions of the 1998 Stock Option Plan of the Company (the "Plan"), grants to the Optionee an option to purchase an aggregate of ____shares of the Common Stock, $.01 par value per share, of the Company (the "Common Stock") at an exercise price of $____per share, being at least equal to the fair market value of such shares of Common Stock on the date hereof. This option is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no representation or warranty as to such qualification.

          2. The term of this option shall be ten (10) years from the date hereof, subject to earlier termination as provided in the Plan. The option shall be exercisable as to one-forty eighth (1/48) of the shares of Common Stock subject hereto on each monthly anniversary hereof, subject to such earlier termination and the provisions set forth herein. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be purchased under this option.

          3. This option shall be exercised by giving written notice to the Company at its then principal office, presently 15175 Innovation Drive, San Diego, California 92128, Attention: President, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor in cash or by certified check.

          4. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay such amount to the Company and the Optionee agrees to pay such amount to the Company in cash promptly upon demand.

          5. In the event of any disposition of the shares of Common Stock acquired pursuant to the exercise of this option within two (2) years from the date hereof or one (1) year from the date of transfer of such shares to him, then the Optionee shall notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company on demand with such information as the Company shall reasonably request in connection with determining the amount and character of the Optionee's income, the Company's deduction and its obligation to withhold taxes or other amounts incurred by reason of such disqualifying disposition, including the amount thereof.

          6. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon the exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

          7. Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, then this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          8. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of this option.

          9. Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

          10. The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

          11. The Optionee represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

          12. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

          13. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

          14. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law provisions.

          15. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

          16. The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

          17. Notwithstanding anything to the contrary of Section 8 of the Plan, the Optionee agrees that if the Optionee's relationship with the Company, its Subsidiaries and Parent, is or has been terminated for any reason (other than as a result of death or Disability), the Optionee may exercise this option, to the extent exercisable on the date of termination, at any time within thirty (30) days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated either (a) for Cause, or (b) without the consent of the Company, this option shall terminate immediately.


          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                   IMAGING TECHNOLOGIES CORPORATION


                                   By:
                                      --------------------------------------
                                         Name:
                                         Title:


                                   -----------------------------------------
                                   [OPTIONEE NAME]